Exhibit 10.4

EXECUTION COPY

AMENDMENT NO. 10 TO THE LOAN AGREEMENT

                      THIS AMENDMENT NO. 10 TO THE LOAN AGREEMENT is made as of September 25, 2002 (this “Agreement”) by and among RECOTON CORPORATION, a New York corporation (“Recoton”), INTERACT ACCESSORIES, INC., a Delaware corporation (“InterAct”), RECOTON AUDIO CORPORATION, a Delaware corporation (“Audio”), AAMP OF FLORIDA, INC., a Florida corporation (“AAMP”), RECOTON HOME AUDIO, INC., a California corporation (“RHAI”), RECOTON ACCESSORIES, INC., a Delaware corporation (“Recoton Accessories”) and RECOTON MOBILE ELECTRONICS, INC., a Delaware corporation (“Mobile Electronics”) and together with Recoton, InterAct, Audio, AAMP, RHAI and Recoton Accessories collectively, the “Borrowers”), the Guarantors (the Borrowers and the Guarantors are sometimes collectively referred to herein as the “Loan Parties”), the Lenders, HELLER FINANCIAL, INC., a Delaware corporation, for itself as a Lender and as Administrative Agent and Senior agent and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation for itself as a Lender and as Collateral Agent and Syndication Agent (the Administrative Agent, Senior Agent, Collateral Agent and Syndication Agent are sometimes referred to herein as the “Agents”) and is made with reference to the Loan agreement dated as of October 31, 2000 (as amended by the (i) Consent and Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Security Agreement, dated as of February 7, 2001, (ii) Amendment No. 2 to the Credit Agreement, dated as of May 10, 2001, (iii) Consent and Amendment No. 3 to the Loan Agreement, Amendment No. 2 to the Security agreement and Amendment No. 1 to the Pledge Agreement, dated as of July 3, 2001, (iv) Fourth Amendment to Loan Agreement, dated as of February 26, 2002, (v) Waiver, Consent and Amendment No. 5 to the Loan Agreement, dated as of March 29, 2002, (vi) Waiver and Amendment No. 6 to the Loan Agreement, dated as of August 19, 2002, (vii) Amendment No. 7 to the Loan Agreement, dated as of September 13, 2002, (viii) Amendment No. 8 to the Loan Agreement, dated as of September 18, 2002 and (ix) Amendment No. 9 to the Loan Agreement, dated as of September 20, 2002, as the same may be further amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), among the Borrowers, the Guarantors, the Lenders and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

R E C I T A L S

                      WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agents have entered into the Loan Agreement;

                      WHEREAS, the Lenders have made Loans to the Borrowers pursuant to the terms of the Loan Agreement;

                      WHEREAS, the Borrowers expressly reaffirm all of the Loan Documents and the debt and other obligations thereunder, the Borrowers agree that nothing contained herein shall operate to release the Borrowers or any other person or persons from their liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Loan Documents, except as may be herein modified, and the Borrowers hereby reaffirm that each and every provision, condition, obligation and agreement in such documents shall continue in full force and effect, except as may be herein modified;

                      WHEREAS, the validity, priority and perfection of all mortgages, security interests and other liens granted or created by the Loan Documents is hereby acknowledged and confirmed by the Borrowers, and the Borrowers agree that such documents shall continue to secure the Loans and the other Obligations, as may be amended by this Agreement, without any change, loss or impairment of the priority of such mortgages, security interests or other liens;

                      WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Loan Agreement; and

                      WHEREAS, the Lenders have agreed to amend certain provisions of the Loan Agreement as specifically set forth herein;

                      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                      Section 1. Certain Amendments to the Loan Agreement. Except as otherwise provided herein, effective as of the Effective Date (as defined herein), the Loan Agreement is hereby amended as follows:

                                 (a) The first two sentences of the first paragraph of Section 2.1(B) of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Each Revolving Loan Lender severally agrees to lend to Borrowers from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed (i) $165,000,000 at any time during the period beginning on August 31, 2002 and ending on September 25, 2002 or (ii) $150,000,000 at any time thereafter, in each case as such amount may be reduced from time to time pursuant to subsections 2.4(B)(5), 2.4(B)(6) or 2.4(C).”

                                 (b) Clause (b) of Section 2.1(B)(2) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) up to the lesser of (i) (A) 70% of Eligible Inventory on September 25, 2002 and (B) 65% of Eligible Inventory at all times thereafter and (ii) (A) 100% of the Appraised Value of Eligible Inventory for the period beginning August 19, 2002 and ending September 29, 2002, (B) 95% of the Appraised Value of Eligible Inventory for the period beginning September 30, 2002 and ending October 30, 2002, (C) 90% of the Appraised Value of Eligible Inventory for the period beginning October 31, 2002 and ending November 29, 2002, and (D) 85% of the Appraised Value of Eligible Inventory at all time on and after November 30, 2002;"

                                 (c) Section 11 of the Loan Agreement is amended to delete in its entirety the definition of “Permitted Overadvance” and to replace such definition with the following definition:

“‘Permitted Overadvance’ means an overadvance of an amount equal to $15,250,000 which shall be permanently reduced (i) on a weekly basis, by an amount equal to $500,000 beginning on September 30, 2002 and on each Monday thereafter up to and including January 27, 2003 and (ii) to zero on January 31, 2003.”

                      Section 2. Representations and Warranties. The Loan Parties hereby represent and warrant to each Agent and each Lender that after giving effect to this Agreement:

                                 (a) no Default or Event of Default has occurred and is continuing on and as of the date hereof;

                                 (b) the representations and warranties of the Loan Parties and the other Loan Parties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a different date; and

                                 (c) the execution and delivery by the Loan Parties to this Agreement and the performance by the Loan Parties of all of their respective agreements and obligations under this Agreement and the Loan Agreement as amended hereby, respectively, are within the power and authority of the Loan Parties and have been duly authorized by all necessary action on the part of the Loan Parties, and that the execution and delivery by the Loan Parties, of this Agreement and the performance by each of the transactions contemplated hereby will not contravene any term or condition set forth in any material agreement or instrument to which each is a party or by which each is bound.

                     Section 3. Effectiveness and Conditions Precedent. This Agreement shall become effective on September 25, 2002 (the “Effective Date”), upon the Administrative Agent’s receipt of counterparts of this Agreement executed and delivered by each of the Lenders, the Borrowers and the Guarantors (which executions and deliveries may be effected by delivery and receipt by facsimile transmission).

                     Section 4. Status of Loan Documents; Additional Representations and Warranties.

                                (a) This Agreement is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly provided hereby, (i) the terms, provisions and conditions of the Loan Documents and (ii) the Liens granted under the Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

                                (b) No waiver or amendment of any terms or provisions of the Loan Agreement made hereunder shall relieve the Loan Parties from complying with any other term or provision of the Loan Agreement or any other Loan Document.

                                (c) No action taken by any Lender, the Administrative Agent or the Collateral Agent prior to, on or after the date hereof shall constitute a waiver of or modification of any term or condition of any of the Loan Documents, except as specifically set forth herein, or prejudice any rights which the Administrative Agent, the Collateral Agent or any of the Lenders may now have as of the date hereof or may have in the future under or in connection with the Loan Documents, including without limitation all rights and remedies in connection with Defaults, Events of Default and failures of conditions precedent to the making of Loans and the issuance of Lender Letters of Credit that have occurred and are continuing, all of which rights and remedies each Lender, the Administrative Agent and the Collateral Agent hereby expressly reserve.

                                (d) The Loan Parties represent and warrant to each of the other parties hereto that except as heretofore disclosed in writing by the Loan Parties to the Lenders, as of the date hereof, there is no pending or, to the knowledge of the Loan Parties, threatened action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Loan Parties or any property of any of the Loan Parties that is likely to have a Material Adverse Effect.

                     Section 5. Additional Covenant. From and after the date hereof, each of the daily Borrowing Base reports required pursuant to Section 4(b)(i) of Waiver and Amendment No. 6 shall include, without limitation, updated accounts receivable and inventory balances as of the Business Day immediately preceding the day of delivery of each such daily report, in a form reasonably acceptable to the Administrative Agent.

                     Section 6. Miscellaneous.

                                (a) No Waiver, Cumulative Remedies. No failure or delay or course of dealing on the part of any Agent or any Lender in exercising any right, power or privilege hereunder shall operate as an express or implied waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lenders would otherwise have. No notice to or demand on the Borrowers or Guarantors in any case shall entitle the Borrowers or Guarantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

                                (b) Ratification, Etc. Except as expressly provided for herein, the Loan Agreement and all documents, instruments and agreements related thereto, including but not limited to, the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Loan Agreement and this Agreement shall be read and construed as a single agreement. This Agreement shall constitute one of the Loan Documents and the obligations of the Borrowers and Guarantors under this Agreement shall constitute Obligations for all purposes of the Loan Documents. All references in the Loan Agreement, the Loan Documents or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended hereby.

                                (c) Expenses. The Borrowers agree to pay and reimburse the Administrative Agent and Lenders for all of their costs and expenses (including, without limitation, costs and expenses of legal counsel) in connection with this Agreement.

                                (d) Bankruptcy; Insolvency. The Borrowers represent and warrant that, on and as of the date hereof, no proceeding has been filed or commenced by or against the Borrowers for dissolution or liquidation, or by or against the Borrowers voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; nor does there exist insolvency of the Borrowers, nor do the Borrowers fail to pay their debts as they become due in the ordinary course of business; nor has a creditor’s committee been appointed for the business of the Borrowers; nor have the Borrowers made an assignment for the benefit of creditors, or filed a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors; nor have the Borrowers applied for or permitted the appointment of a receiver or trustee for any or all of their property, assets or rights; nor are the Borrowers aware of any such receiver or trustee being appointed for any or all of their property, assets or rights; nor has any of the above actions or proceedings whatsoever been commenced by or against any other party liable for the Obligations.

                                (e) Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

                                (f) Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                                (g) Counterparts. This Agreement may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of Recoton and the Administrative Agent.

                                Section 7. Release. The Borrowers and each of the Guarantors hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of any of the Agents or Lenders occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectibility or enforceability of the Loan Agreement or any of the other Loan Documents, the Obligations, the Liens securing such Obligations, or any of the terms or conditions of any Loan Document (it being understood that such acknowledgement and confirmation does not preclude the Borrowers or the Guarantors from challenging the Agents’ or any Bank’s interpretation of any term or provision of the Loan Agreement or other Loan Document) and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Agents, the Lenders, and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the “Indemnified Parties”) from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Loan Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Liens securing the Obligations or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto; provided, however, that no Borrower nor Guarantor hereby releases or holds harmless any Indemnified Party for actions or omissions by any such Indemnified Party constituting, or losses or expenses directly resulting from, the gross negligence or willful misconduct of such Indemnified Party as determined by a final judgment of a court of competent jurisdiction.

                     Section 8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

* * * *

                                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:	RECOTON CORPORATION

By: /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title:   Executive Vice President - Finance

INTERACT ACCESSORIES, INC.
RECOTON AUDIO CORPORATION
AAMP OF FLORIDA, INC.
RECOTON HOME AUDIO, INC.
RECOTON ACCESSORIES, INC.
RECOTON MOBILE ELECTRONICS, INC.

By: /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title: Vice President

GUARANTORS:	CHRISTIE DESIGN CORPORATION
RECOTON INTERNATIONAL HOLDINGS, INC.
RECOTON JAPAN, INC.
RECONE, INC.
RECOTON CANADA LTD.
INTERACT CANADA, LTD.
INTERACT INTERNATIONAL, INC.
INTERACT HOLDINGS, INC.
INTERACT TECHNOLOGIES, INC.

By: /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title: Vice President

LENDERS:	HELLER FINANCIAL, INC., individually and as Senior Agent and Administrative Agent By: /s/ Paul Puryear, Jr. Name: Paul Puryear, Jr. Title: Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, Syndication Agent By: /s/ Paul Puryear, Jr. Name: Paul Puryear, Jr. Title: Authorized Signatory

BANK OF AMERICA, N.A. By: /s/ Valerie Peppe Name: Valerie Peppe Title: Assistant Vice President

THE CIT GROUP / BUSINESS CREDIT, INC. By: /s/ Vincent Belcastro Name: Vincent Belcastro Title: Vice President

GUARANTY BUSINESS CREDIT CORPORATION By: /s/ James E. Casper Name: James E. Casper Title: Senior Vice President

FOOTHILL CAPITAL CORPORATION By: /s/ Robert J. Cambora Name: Robert J. Cambora Title: Senior Vice President

CITIZENS BUSINESS CREDIT By: /s/ Thomas D. Opie Name: Thomas D. Opie Title: Vice President

WASHINGTON MUTUAL BANK By: /s/ Terri K. Lins Name: Terri K. Lins Title: Vice President

SIEMENS FINANCIAL SERVICES, INC. By: /s/ Frank Amodio Name: Frank Amodio Title: Vice President - Credit

GMAC BUSINESS CREDIT LLC By: /s/ Alexander J. Chobot Name: Alexander J. Chobot Title: Vice President

U.S. BANK BUSINESS CREDIT By: /s/ Suzanne Geiger Name: Suzanne Geiger Title: Senior Vice President